As filed with the Securities and Exchange Commission on October 6, 2010
Registration No. 333-167631

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-1
Registration Statement under the Securities Act of 1933

UNILIFE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	3841	27-1049354
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code number)	(I.R.S. Employer Identification No.)

633 Lowther Road
Lewisberry, Pennsylvania 17339
(717) 938-9323
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Alan Shortall
Chief Executive Officer
Unilife Corporation
633 Lowther Road
Lewisberry, Pennsylvania 17339
(717) 938-9323
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
Marjorie Sybul Adams, Esq.
DLA Piper LLP (US)
1251 Avenue of the Americas
New York, NY 10020
(212) 335-4500

Approximate date of commencement of proposed sale to the public:
From time to time after the Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box.  ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement number for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☑	Smaller reporting company ☐
(Do not check if a smaller reporting company)

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(c) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(c), may determine.

EXPLANATORY NOTE
INCORPORATION BY REFERENCE OF CERTAIN DOCUMENTS
EXPERTS
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
Item 13. Other Expenses of Issuance and Distribution
Item 14. Indemnification of Directors and Officers
Item 15. Recent Sales of Unregistered Securities.
Item 16. Exhibits
Item 17. Undertakings
SIGNATURES
EXHIBIT INDEX
EX-23.1
EX-23.2
EX-24.1

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 to the Registration Statement on Form S-1 (File No. 333-167631) (the “Registration Statement”) of Unilife Corporation (the “Company”) is being filed pursuant to the undertakings in Item 17 of the Registration Statement to update and supplement the information contained in the Registration Statement, as originally declared effective by the Securities and Exchange Commission on June 29, 2010, to include the information contained in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2010 (the “Annual Report”) that was filed with the Securities and Exchange Commission on September 28, 2010.

The information included in this filing updates and supplements the Registration Statement and the Prospectus contained therein. No changes have been made to the Prospectus contained in the Registration Statement (which Prospectus continues to form a part of this Registration Statement) and, accordingly, such Prospectus has not been reprinted in Part I of this Registration Statement. No additional securities are being registered under this Post-Effective Amendment No. 1. All applicable registration fees were paid at the time of the original filing of the Registration Statement.

The information in this prospectus supplement is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus supplement is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Filed Pursuant to Rule 424(b)(3)
Registration No. 333-167631
Subject to Completion, dated October 6, 2010

PROSPECTUS SUPPLEMENT

5,444,633 Shares of Common Stock

UNILIFE CORPORATION

This prospectus relates to the resale by selling stockholders identified in the section entitled “Selling Stockholders” of this prospectus of up to an aggregate of 5,444,633 shares of common stock of Unilife Corporation issued or issuable upon the exercise of options previously issued. As of the date of this prospectus, 561,354 options have been exercised and 4,883,279 options are outstanding. We will not receive any proceeds from the sale of the shares of common stock covered by this prospectus. We may receive proceeds from the exercise of the options whose underlying shares of common stock are covered by this prospectus.

The selling stockholders may offer and sell any of the shares of common stock from time to time at fixed prices, at market prices or at negotiated prices, and may engage a broker, dealer or underwriter to sell the shares. For additional information on the possible methods of sale that may be used by the selling stockholders, you should refer to the section entitled “Plan of Distribution” of this prospectus.

Our common stock is currently listed on the Nasdaq Global Market under the symbol “UNIS”. On September 30, 2010, the last reported sale price of our shares on the Nasdaq Global Market was $6.03 per share.

Recent Developments

We have incorporated by reference into this prospectus the Annual Report on Form 10-K of Unilife Corporation for the fiscal year ended June 30, 2010. The information incorporated by reference to this prospectus supplement updates and supplements Unilife Corporation’s Prospectus dated June 29, 2010 (the “Prospectus”).

You should consider carefully the risks that we have described in the section entitled “Risk Factors” of the Prospectus before deciding whether to invest in our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement is truthful and complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is October [  ], 2010.

INCORPORATION BY REFERENCE OF CERTAIN DOCUMENTS

The Securities and Exchange Commission (the “SEC”) allows us to incorporate by reference the information contained in documents that we file with them. We are incorporating by reference into this prospectus supplement the documents listed below (excluding any information furnished under Items 2.02 or 7.01 in any Current Report on Form 8-K):

•	Our Annual Report on Form 10-K for the fiscal year ended June 30, 2010 that we filed with the SEC on September 28, 2010; and

•	Our Current Reports on Form 8-K filed with the SEC on July 2, 2010, July 29, 2010, July 29, 2010, July 30, 2010, August 17, 2010, August 19, 2010, August 30, 2010 and August 31, 2010.

By incorporating by reference our Annual Report on Form 10-K and our Current Reports on Form 8-K, we can disclose important information to you by referring you to our Annual Report on Form 10-K and our Current Reports on Form 8-K, which are considered part of this prospectus supplement.

Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus supplement modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

We post on our public website, www.unilife.com, our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Our website and the information contained on that site, or connected to that site, are not incorporated into and are not a part of this prospectus. Copies of any of these documents may be obtained free of charge through our website or by contacting us at 633 Lowther Road, Lewisberry, Pennsylvania 17339, or by calling +1-717-938-9323.

You may read and copy any materials we file with the SEC at the SEC’s Public Reference Room at 100 F Street, NE, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that contains reports, proxy and information statements, and other information regarding the Company at www.sec.gov.

You should rely only on the information contained in this prospectus supplement or to which we have referred you. We have not authorized any person to provide you with different information or to make any representation not contained in this prospectus.

EXPERTS

The consolidated financial statements of Unilife Corporation as of June 30, 2010 and for the year ended June 30, 2010 contained in our Annual Report on Form 10-K for the fiscal year ended June 30, 2010 have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the June 30, 2010 consolidated financial statements contains an explanatory paragraph that states that the Company’s recurring losses from operations and accumulated deficit raises substantial doubt about its ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of that uncertainty. The consolidated financial statements of Unilife Corporation and its subsidiaries as of June 30, 2009 and for the fiscal years ended June 30, 2009 and June 30, 2008 contained in our Annual Report on Form 10-K for the fiscal year ended June 30, 2010 have been audited by BDO Kendalls Audit & Assurance (WA) Pty Ltd, an independent registered public accounting firm, as stated in their report dated November 11, 2009, which is incorporated herein by reference. Such consolidated financial statements have been incorporated herein by reference in reliance upon such firms’ reports, given upon their authority as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses payable by the Company in connection with the sale and distribution of the securities being registered. All amounts are estimates except the SEC registration fee.

Item	Amount

SEC registration fee	$2,275
Legal fees and expenses	$40,000
Accounting fees and expenses	$15,000
Printing fees and expenses	$20,000

Total	$77,275

Item 14.	Indemnification of Directors and Officers

Our Certificate of Incorporation provides that, to the fullest extent permitted by the Delaware General Corporation Law, our directors shall not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director. Our Bylaws provide that, to the fullest extent permitted by Delaware law, we will indemnify, and advance expenses to, a director or officer in an action brought by reason of the fact that the director or officer is or was our director or officer, or is or was serving at our request as a director or officer of any other entity, against all expenses, liability and loss reasonably incurred or suffered by such person in connection therewith. We may maintain insurance to protect a director or officer against any expense, liability or loss, whether or not we would have the power to indemnify such person against such expense, liability or loss under Delaware law.

The limitation of liability and indemnification provisions in our Certificate of Incorporation and Bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions may also have the effect of reducing the likelihood of derivative litigation against our directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. However, these provisions do not limit or eliminate our rights, or those of any stockholder, to seek non-monetary relief such as injunction or rescission in the event of a breach of a director’s duty of care. The provisions will not alter the liability of directors under the federal securities laws. In addition, your investment may be adversely affected to the extent that, in a class action or direct suit, we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. There is currently no pending litigation or proceeding against any of our directors, officers or employees for which indemnification is sought.

Item 15.	Recent Sales of Unregistered Securities.

Issuances by UMSL:

During the past three years, UMSL has issued and sold the following securities that were not registered under the Securities Act: All of the share numbers and share option exercise prices referred to below give effect to the share consolidation in effect in connection with the redomiciliation (one share of our common stock equals six ordinary shares of UMSL).

On June 27, 2008, UMSL issued 22,033 ordinary shares to certain Australian employees for no proceeds. The issuance of these shares was exempt from registration pursuant to Rule 701 and/or Regulation S under the Securities Act.

During the year ended June 30, 2008, UMSL issued 293,375 ordinary shares upon the exercise of stock options for aggregate proceeds of $0.4 million (A$0.4 million). The issuance of these shares was exempt from registration pursuant to Rule 701 and/or Regulation S under the Securities Act.

From time to time during 2007, 2008 and 2009, UMSL issued an aggregate of 5,666,667 ordinary shares to certain non-US noteholders in connection with the conversion of outstanding convertible notes. The issuance of these shares was exempt from registration pursuant to Section 3(a)(9) of the Securities Act.

On December 29, 2008, UMSL issued 1,666,667 ordinary shares to its Chief Executive Officer, subject to certain transfer restrictions. The issuance of these common shares was exempt from registration pursuant to Regulation S under the Securities Act.

On February 1, 2009, UMSL issued 45,885 ordinary shares to certain employees for no proceeds. The issuance of these shares was exempt from registration pursuant to Rule 701 and/or Regulation S under the Securities Act.

During the year ended June 30, 2009, UMSL issued 97,532 ordinary shares upon the exercise of stock options for aggregate proceeds of $0.1 million (A$0.1 million). The issuance of these shares was exempt from registration pursuant to Rule 701 and/or Regulation S under the Securities Act.

In October and November 2009, UMSL issued 6,291,535 ordinary shares and options to purchase 3,645,767 ordinary shares to certain investors, brokers, and advisors in connection with a private placement for aggregate proceeds of $29.4 million (A$32.1 million). The issuances of these shares and options were exempt from registration pursuant to Regulation S and/or Regulation D under the Securities Act.

In conjunction with the private placement referenced in the immediately preceding paragraph, on November 17, 2009, UMSL issued 4,218,338 ordinary shares to certain shareholders Australian and New Zealand for aggregate proceeds of $20.1 million (A$21.5 million) pursuant to a share purchase plan. The issuance of these shares was exempt from registration pursuant to Regulation S under the Securities Act.

On November 17, 2009, UMSL issued 35,088 ordinary shares to certain US employees in connection with the exercise of stock options for aggregate proceeds of $0.2 million. The issuance of these shares was exempt from registration pursuant to Rule 701 under the Securities Act.

On November 17, 2009, UMSL issued an aggregate of 3,333,333 ordinary shares to four founders of UMSL pursuant to an agreement between UMSL and the founders, which required UMSL to issue certain number of shares to the founders depending on the results of operations of the UMSL. These shares were in full satisfaction of UMSL obligations to the founders. The issuance of these shares was exempt from registration pursuant to Regulation S under the Securities Act.

During the six months ended December 31, 2009, UMSL issued 1,280,341 ordinary shares upon the exercise of stock options for aggregate proceeds of $1.7 million (A$2.0 million). The issuance of these shares was exempt from registration pursuant to Rule 701 and/or Regulation S under the Securities Act.

On January 14, 2010, UMSL issued an aggregate of 833,333 ordinary shares to two inventors of certain of our technology. The issuance of these shares was exempt from registration pursuant to Regulation S under the Securities Act.

Issuances by Unilife Corporation:

Since our incorporation in July 2009, we have issued and sold the following securities that were not registered under the Securities Act:

In connection with our incorporation and initial organization, we issued 100 shares of common stock to UMSL for a total consideration of $1.00, which was exempt from registration pursuant to Regulation S under the Securities Act.

On January 27, 2010, pursuant to two separate schemes of arrangement under Australian law, Unilife Corporation issued shares of common stock and options to purchase shares of common stock in exchange for outstanding UMSL ordinary shares and options to purchase UMSL ordinary shares. The schemes of arrangement were approved by the Australian Federal Court and by UMSL shareholders and option holders. The issuances were exempt from registration pursuant to Section 3(a)(10) of the Securities Act.

Pursuant to the share scheme of arrangement, UMSL shareholders had the right to elect to receive either shares of common stock of Unilife Corporation or Chess Depositary Interests (“CDIs”), with each CDI representing one-sixth of one share of Unilife Corporation common stock. Holders of 281,904,534 UMSL ordinary shares elected to receive CDIs, which are tradable on the ASX. Holders of 33,780,966 UMSL ordinary shares elected to receive shares of Unilife Corporation common stock (equivalent to 5,630,161 shares of common stock). As a result of these elections, Unilife Corporation issued 281,904,534 CDIs and 5,630,161 shares of common stock. Option holders of UMSL have the right to elect to receive either shares of common stock or CDIs upon exercise of their options. Shares of common stock may be converted into CDIs and CDIs may be converted into shares of common stock, in each case, in the ratio of one share of common stock for six CDIs. Only CDIs are tradable on the ASX and only shares of common stock will be tradable on Nasdaq.

On February 3, 2010, we issued 1,166,000 shares of restricted stock to Alan Shortall, our Chief Executive Officer, pursuant to an incentive award approved by our board of directors and shareholders. The issuance of these shares was exempt from registration pursuant to Section 4(2) of the Securities Act.

Item 16.	Exhibits

The Exhibits listed on the Exhibit Index of this Registration Statement are filed herewith or are incorporated herein by reference to other filings.

Item 17.	Undertakings

The undersigned Registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i. To include any prospectus required by Section 10(a)(3) of the Securities Act;

ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Post-Effective Amendment No. 1 to Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in Lewisberry, Pennsylvania on October 6, 2010.

UNILIFE CORPORATION

By:	/s/ Alan Shortall
Name:     Alan Shortall

Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Post-Effective Amendment No. 1 to Registration Statement on Form S-1 has been signed by the following persons in the capacities indicated on October 6, 2010.

Name	Title

/s/ Alan Shortall Alan Shortall	Director and Chief Executive Officer (Principal Executive Officer)

* R. Richard Wieland II	Chief Financial Officer and Executive Vice President (Principal Financial Officer)

* Dennis P. Pyers	Vice President, Controller and Chief Accounting Officer (Principal Accounting Officer)

* John Lund	Director

* William Galle	Director

* Jeff Carter	Director

* Slavko James Joseph Bosnjak	Chairman and Director

* Mary Katherine Wold	Director

* Marc S. Firestone	Director

* /s/ Alan Shortall Alan Shortall, Attorney-in-Fact

EXHIBIT INDEX

Exhibit			Included	Incorporated by Reference Herein
No.		Description of Exhibit	Herewith	Form	Exhibit	Filing Date

2.1		Amended and Restated Merger Implementation Agreement dated as of September 1, 2009 between Unilife Medical Solutions Limited and Unilife Corporation		10	2.1	February 11, 2010
2.2		Share Purchase Agreement among Unilife Medical Solutions Limited, Edward Paukovits, Jr., Keith Bocchicchio, and Daniel Adlon dated as of October 25, 2006 and amended as of September 26, 2007		10	2.2	January 6, 2010
3.1		Certificate of Incorporation of Unilife Corporation		10	3.1	November 12, 2009
3.2		Amended and Restated Bylaws of Unilife Corporation		8-K	3.1	August 17, 2010
4.1		Form of Common Stock Certificate		10	4.1	November 12, 2009
5.1		Opinion of DLA Piper LLP (US) (previously filed)
10.1		Exclusive Agreement dated as of June 30, 2008 between Unilife Medical Solutions Limited and Sanofi Winthrop Industrie		10	10.1	November 12, 2009
10	.2*	First Amendment dated as of June 29, 2009 to Exclusive Agreement dated as of June 30, 2008 between Unilife Medical Solutions Limited and Sanofi Winthrop Industrie		10	10.2	November 12, 2009
10	.3*	Industrialization Agreement dated as of June 30, 2009 between Unilife Medical Solutions Limited and Sanofi Winthrop Industrie		10	10.3	February 6, 2010
10.4		Business Lease, dated as of August 17, 2005, between Integrated BioSciences, Inc. and AMC Delancey Heartland Partners, L.P.		10	10.4	November 12, 2009
10.5		Agreement dated as of September 15, 2003 between Integrated BioSciences, Inc. and B. Braun Medical, Inc. and amendments thereto		10	10.5	February 1, 2010
10.6		Promissory Note, dated as of December 30, 2005 between Integrated BioSciences, Inc. and Commerce Bank		10	10.6	November 12, 2009
10.7		Promissory Note, dated as of August 25, 2006 between Integrated BioSciences, Inc. and Commerce Bank		10	10.7	November 12, 2009
10.8		Employment Agreement, dated as of October 26, 2008 between Unilife Medical Solutions Limited and Alan Shortall		10	10.8	November 12, 2009
10.9		Employment Agreement, dated as of February 15, 2005 between Unilife Medical Solutions Limited and Jeff Carter		10	10.9	November 12, 2009
10.10		Employment Agreement, dated as of November 10, 2009 between Unilife Medical Solutions, Inc. and Daniel Calvert		10	10.10	November 12, 2009
10.11		Employment Agreement, dated as of November 10, 2009 between Unilife Medical Solutions, Inc. and Bernhard Opitz		10	10.11	November 12, 2009
10.12		Employment Agreement, dated as of November 10, 2009 between Unilife Medical Solutions, Inc. and Mark Iampietro		10	10.12	November 12, 2009

Exhibit		Included	Incorporated by Reference Herein
No.	Description of Exhibit	Herewith	Form	Exhibit	Filing Date

10.13	Employment Agreement, dated as of November 10, 2009 between Unilife Medical Solutions, Inc. and Stephen Allan		10	10.13	November 12, 2009
10.14	Employment Agreement, dated as of November 10, 2009 between Unilife Medical Solutions, Inc. and Eugene Shortall		10	10.14	November 12, 2009
10.15	Consulting Agreement, dated as of January 22, 2009 between Unilife Medical Solutions Limited and Joblak Pty Ltd		10	10.15	November 12, 2009
10.16	Deed of Mutual Release, dated January 12, 2009 between Unilife Medical Solutions Limited and Jeff Carter		10	10.16	November 12, 2009
10.17	Unilife Corporation Employee Stock Option Plan		10	10.17	November 12, 2009
10.18	Unilife Corporation 2009 Stock Incentive Plan		10	10.18	November 12, 2009
10.19	Unilife Medical Solutions Limited Exempt Employee Share Plan		10	10.19	November 12, 2009
10.20	Agreement dated November 12, 2009 between Unilife Medical Solutions, Inc. and Mikron Assembly Technology		10	10.20	February 10, 2010
10.21	Purchase and Mutual Indemnification Agreement dated November 16, 2009 between Unilife Cross Farm LLC and Greenspring Partners, LP		10	10.21	January 6, 2010
10.22	Offer of assistance dated October 16, 2009 from the Commonwealth of Pennsylvania to Unilife Medical Solutions and acceptance of the offer		10	10.22	January 6, 2010
10.23	Agreement Between Unilife Cross Farm LLC and L2 Architecture dated as of December 29, 2009, as amended		10	10.23	January 6, 2010
10.24	Agreement between Unilife Cross Farm LLC and HSC Builders & Construction Managers dated as of December 14, 2009, as amended		10	10.24	January 6, 2010
10.25	Development Agreement, dated December 14, 2009 between Unilife Cross Farm LLC and Keystone Redevelopment Group LLC		10	10.25	February 1, 2010
10.26	Amended and Restated Operating Agreement dated December 14, 2009 of Unilife Cross Farm LLC		10	10.26	January 6, 2010
10.27	Form of Share Purchase Agreement between Unilife Medical Solutions Limited and each of the US investors in the October and November 2009 private placement		10	10.27	January 6, 2010
10.28	Form of Subscription Agreement between Unilife Medical Solutions Limited and each of the Australian investors in the October and November 2009 private placement		10	10.28	January 6, 2010
10.29	2009 Share Purchase Plan Terms and Conditions		10	10.29	January 6, 2010
10.30	Offer Letter dated November 12, 2008 from Unilife Medical Solutions Limited to Daniel Calvert		10	10.30	February 1, 2010
10.31	Offer Letter dated November 20, 2008 from the Coelyn Group, on behalf of Unilife Medical Solutions Limited to Bernhard Opitz		10	10.31	February 1, 2010
10.32	Consulting Agreement between Unilife Medical Solutions Limited and Medical Middle East Limited		10	10.32	February 1, 2010

Exhibit			Included	Incorporated by Reference Herein
No.		Description of Exhibit	Herewith	Form	Exhibit	Filing Date

10.33		Option Deed, dated January 21, 2010 between Unilife Medical Solutions Limited and Edward Fine		10	10.33	February 1, 2010
10.34		Deed of Settlement and Release dated October 26, 2008 among Unilife Medical Solutions Limited and Craig Thorley, Joseph Kaal, Alan Shortall and Roger Williamson and notification related thereto dated October 27, 2009		10	10.34	February 10, 2010
10.35		Deed of Confirmation of Intellectual Property Rights and Confidentiality among Unilife Medical Solutions Limited, Unitract Syringe Pty Limited, Craig Thorley and Joseph Kaal		10	10.35	February 10, 2010
10.36		Form of Restricted Stock Agreement under the Unilife Corporation 2009 Stock Incentive Plan between Unilife Corporation and Alan Shortall		10	10.36	February 1, 2010
10.37		Form of Unilife Corporation Nonstatutory Stock Option Agreement between Unilife Corporation and Alan Shortall		10	10.37	February 1, 2010
10.38		Membership Interest Purchase Agreement, dated December 14, 2009 between Unilife Cross Farm LLC and Cross Farm, LLC.		10	10.38	February 1, 2010
10.39		Letter Agreement dated January 29, 2010 between sanofi-aventis and Unilife Medical Solutions.		10	10.39	February 1, 2010
10.40		Form of Restricted Stock Agreement Under the Unilife Corporation 2009 Stock Incentive Plan		10-Q	10.1	March 24, 2010
10.41		Form of Unilife Corporation Nonstatutory Stock Option Notice		10-Q	10.2	March 24, 2010
10	.42*	Letter Agreement dated February 25, 2010 between sanofi-aventis and Unilife Medical Solutions Limited		10-Q	10.1	May 17, 2010
10.43		Employment Agreement, dated as of June 8, 2010 between Unilife Corporation and R Richard Wieland		8-K	10.1	June 14, 2010
10.44		Separation Agreement and General Release, dated as of June 28, 2010 between Unilife Corporation and Daniel Calvert		8-K	10.1	July 2, 2010
10.45		Employment Agreement, dated as of July 6, 2010 between Unilife Corporation and J. Christopher Naftzger		10-K	10.45	September 28, 2010
10.46		Employment Agreement, dated as of July 27, 2010 between Unilife Corporation and Dennis P. Pyers		10-K	10.46	September 28, 2010
10.47		Non-revolving Credit Agreement dated August 13, 2010 between Unilife Cross Farm LLC and Univest National Bank and Trust Co.		10-K	10.47	September 28, 2010
10.48		Non-revolving Promissory Note dated August 13, 2010 between Unilife Cross Farm LLC and Univest National Bank and Trust Co.		10-K	10.48	September 28, 2010
10.49		Surety dated August 13, 2010 between Unilife Corporation and Univest National Bank and Trust Co.		10-K	10.49	September 28, 2010
10.50		Security and Control Agreement Regarding Reserve Account dated August 13, 2010 between Unilife Corporation and Univest National Bank and Trust Co.		10-K	10.50	September 28, 2010

Exhibit		Included	Incorporated by Reference Herein
No.	Description of Exhibit	Herewith	Form	Exhibit	Filing Date

21	List of subsidiaries of Unilife Corporation		10	21	January 6, 2010
23.1	Consent of KPMG LLP	X
23.2	Consent of BDO Kendalls Audit & Assurance (WA) Pty Ltd	X
23.3	Consent of DLA Piper LLP (US) (included in the opinion filed as Exhibit 5.1)
24.1	Power of attorney signed by Dennis P. Pyers and Marc S. Firestone (power of attorney signed by the other officers and directors was included on the signature page of the previous filing of this registration statement)	X